UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ADTRAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

March 12, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of ADTRAN, Inc. to be held at ADTRAN’s headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Thursday, April 15, 2004, at 10:30 a.m., local time. The meeting will be held in the East Tower on the second floor.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will report on ADTRAN’s operations during the past year and our plans for the future. Our directors and officers, as well as representatives from our independent auditors, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.

Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

Sincerely,

MARK C. SMITH Chairman of the Board and Chief Executive Officer

ADTRAN, INC.

901 Explorer Boulevard

Huntsville, Alabama 35806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 15, 2004

NOTICE HEREBY IS GIVEN that the 2004 Annual Meeting of Stockholders of ADTRAN, Inc. will be held at ADTRAN’s headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on the second floor of the East Tower, on Thursday, April 15, 2004, at 10:30 a.m., local time, for the purposes of considering and voting upon:

1.	A proposal to elect seven directors to serve until the 2005 Annual Meeting of Stockholders;

2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of ADTRAN for the fiscal year ending December 31, 2004; and

3.	Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 1, 2004 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors.

MARK C. SMITH Chairman of the Board and Chief Executive Officer

Huntsville, Alabama

March 12, 2004

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

ADTRAN, INC.

901 Explorer Boulevard

Huntsville, Alabama 35806

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 15, 2004

This Proxy Statement is furnished to the stockholders of ADTRAN, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2004 Annual Meeting of Stockholders and at any adjournments thereof. The Annual Meeting will be held at ADTRAN’s headquarters, 901 Explorer Boulevard, Huntsville, Alabama, on Tuesday, April 15, 2004, at 10:30 a.m., local time. The meeting will be held in the East Tower on the second floor. When used in this Proxy Statement, the terms “we,” “us,” “our” and “ADTRAN” refer to ADTRAN, Inc.

The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 12, 2004.

VOTING

General

The securities that can be voted at the Annual Meeting consist of our common stock, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting is March 1, 2004. On the record date, 79,564,064 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

On October 13, 2003, the Board of Directors declared a two-for-one stock split on our common stock, to be effected in the form of a stock dividend of one share of common stock on each outstanding share held of record on December 1, 2003. The stock split was effective December 15, 2003. As a result, all share and per share numbers in this Proxy Statement are presented on a post-split basis.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote).

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

In voting with regard to the proposal to ratify the directors’ appointment of independent auditors (Proposal 2), stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore, will have the same legal effect as voting against the proposal.

Under the rules of the New York and American Stock Exchanges (the “Exchanges”) that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the Exchanges. These votes by brokers are considered as votes cast in determining the outcome of any discretionary proposal. We believe that Proposal 1 and Proposal 2 are discretionary. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but “broker non-votes” are not considered as votes cast in determining the outcome of any proposal.

As of March 1, 2004 (the record date for the Annual Meeting), our directors and executive officers beneficially owned or controlled approximately 15,276,838 shares of our common stock, constituting approximately 19.2% of the outstanding common stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.

Proxies

You should specify your choices with regard to each of the proposals on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to ADTRAN in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees and “FOR” the ratification of the appointment of independent auditors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted (i) by giving written notice to Charlene Little, Assistant Secretary of ADTRAN, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery), (ii) by executing and delivering to Ms. Little a proxy card bearing a later date or (iii) by voting in person at the Annual Meeting. Please note, however, that under the rules of the Exchanges and the Nasdaq National Market, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges or the Nasdaq National Market, as employed by the beneficial owner’s brokerage firm.

In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

Share Ownership of Principal Stockholders and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2004, by (i) each of our directors, (ii) each of our executive officers named in the Summary Compensation Table herein and (iii) all of our directors and executive officers as a group, based in each case on information furnished to us by such persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown except as otherwise noted.

	Common Stock Beneficially Owned (1)
Name and Relationship to Company	Number of Shares		Percent of Class
Mark C. Smith (2)
Chairman of the Board, Chief Executive Officer	7,997,600	(3)	10.1%
Lonnie S. McMillian (2)
Director Emeritus	7,010,066	(3)	8.8%
Thomas R. Stanton
Senior Vice President and General Manager, Carrier Networks	337,300	(1)	*
Steven L. Harvey
Vice President – Competitive Service Provider and Enterprise Networks Sales	139,502	(1)	*
Robert A. Fredrickson
Vice President – Carrier Networks Sales	111,386	(1)(3)	*
James L. North
Director Emeritus	111,000	(1)	*
Danny J. Windham
Senior Vice President and General Manager, Enterprise Networks	86,690	(1)	*
Roy J. Nichols
Director	81,000	(1)(3)	*
Howard A. Thrailkill
President, Chief Operating Officer and Director	41,402	(1)	*
W. Frank Blount
Director, Secretary	57,500	(1)	*
William L. Marks
Director	30,728	(1)	*
H. Fenwick Huss
Director	30,000	(1)	*
Richard A. Anderson
Director	14,780	(1)	*
All directors and executive officers as a group (18 persons)	16,217,928	(1)(3)	20.1%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission (the “SEC”) regulations and includes shares of our common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of January 31, 2004 as follows: Mr. Stanton – 331,500 shares; Mr. Harvey – 105,636 shares; Mr. Fredrickson – 101,386 shares; Mr. North – 10,000 shares; Mr. Windham – 71,690 shares; Mr. Nichols – 41,000 shares; Mr. Thrailkill – 2 shares; Mr. Blount – 57,500 shares; Mr. Marks – 30,000 shares; Dr. Huss – 30,000 shares; Mr. Anderson – 30,000 shares, and all directors and executive officers as a group – 941,090 shares. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

(2)	The address of Messrs. Smith and McMillian is 901 Explorer Boulevard, Huntsville, Alabama 35806.

(3)	The shares shown include: as to Mr. Smith, 7,997,600 shares held jointly with his wife; as to Mr. McMillian, 4,816,078 shares held jointly with his wife, 427,988 shares owned by his wife and 1,766,000 shares owned by a private foundation (as to which beneficial ownership is disclaimed); as to Mr. Nichols, 30,000 shares held in a trust and 10,000 shares held by his wife; as to Mr. Fredrickson, 2,000 shares owned jointly with his daughters; and as to all directors and executive officers as a group, 12,822,476 shares held jointly with spouses, 437,988 shares owned by spouses and other immediate family members and 30,000 shares held by trusts for which an executive officer or director is a beneficiary or trustee.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the officers or directors of ADTRAN, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	10,284,264	(1)	12.9%

Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	8,698,680	(2)	10.9%

(1)	The amount shown and the following information is derived from Amendment No. 1 to the Schedule 13G filed by FMR Corp. (“FMR”), reporting beneficial ownership as of December 31, 2003. According to the amended Schedule 13G, Fidelity Management & Research Company, a wholly owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 4,375,464 of the shares; Fidelity Management Trust Company, a wholly owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, is the beneficial owner of 3,130,600 of the shares; and Fidelity International Limited, an investment advisor, is the beneficial owner of 2,778,200 of the shares. FMR holds sole voting power over 5,883,800 of the shares and sole dispositive power over all of the shares. The amended Schedule 13G also indicates that each of Edward C. Johnson 3d, the Chairman of FMR, and Abigail P. Johnson, a director of FMR, has sole dispositive power over all of the shares.

(2)	The amount shown and the following information is derived from a Schedule 13G filed by Massachusetts Financial Services Company (“MFS”), a registered investment advisor, reporting beneficial ownership as of December 31, 2003. According to the Schedule 13G, MFS has sole voting power over 8,492,020 of the shares and sole dispositive power over all of the shares.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

The Board of Directors currently consists of seven members. In addition, Lonnie S. McMillian and James L. North, who were Board members until their resignation in December 2002, currently serve as directors emeritus of ADTRAN. The Board has nominated Mark C. Smith, Howard A. Thrailkill, Richard A. Anderson, W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols for re-election as directors at the 2004 Annual Meeting. Each of the nominees is currently a director of ADTRAN. If re-elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2005 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. There are no family relationships among the directors or the executive officers.

Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to re-elect Mark C. Smith, Howard A. Thrailkill, Richard A. Anderson, W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols as directors for a one year term expiring at the 2005 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Information Regarding Nominees for Director

Set forth below is certain information as of January 31, 2004, regarding the seven nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

MARK C. SMITH is one of the co-founders of ADTRAN and has served as our Chairman of the Board and Chief Executive Officer since ADTRAN commenced operations in January 1986. He also served as our President from 1986 until November 1995. Mr. Smith is 63.

HOWARD A. THRAILKILL joined ADTRAN in 1992 as Executive Vice President and Chief Operating Officer. In November 1995, Mr. Thrailkill was elected as our President. Mr. Thrailkill has served as a director of ADTRAN since October 1995. Mr. Thrailkill is 65.

RICHARD A. ANDERSON has served as President–Customer Markets of BellSouth Corporation, with responsibility for all domestic local and long distance wireline retail operations, since 1999. From 1993 to 1999, Mr. Anderson held a number of positions with BellSouth, including President–Interconnection Services, President–BellSouth Business Systems, Vice President–Marketing, and Group President–BellSouth Business. In 1988, following BellSouth’s acquisition of Universal Communication Systems, he was appointed Vice President–Product Management for Universal Communication Systems and then promoted to Executive Vice President and Chief Operating Officer in 1989, in which position he led the transition to an integrated equipment services entity for BellSouth. He originally joined South Central Bell in Nashville, Tennessee as an Account Executive in 1981, where he held sales management positions of increasing responsibility with BellSouth and AT&T in the cities of Memphis, Birmingham, Louisville and Nashville. Mr. Anderson serves on the boards of Cingular Wireless, the Atlanta Chamber of Commerce, Camp Twin Lakes, and the Dean’s Advisory Council for Murray State University College of Business and Public Affairs. Mr. Anderson became a member of our Board of Directors in February 2002. Mr. Anderson is 45.

W. FRANK BLOUNT has served as Chairman and Chief Executive Officer of JI Ventures, a high tech venture capital fund, since May 2000. He also served as Chairman and Chief Executive Officer of Cypress Communications, Inc., a leading building-centric communications provider, from June 2000 to February 2002. Mr. Blount served as Chief Executive Officer and as a director of Telstra Corporation, LTD, Australia’s principal telecommunications company, from January 1992 until March 1999. Prior to joining Telstra, he served in various executive positions for AT&T Corp., including Group President from 1988 to 1991. He currently serves as a director of Caterpillar, Inc., Entergy Corporation, Hanson PLC, and Alcatel, S.A. Mr. Blount has served as a director of ADTRAN since April 1999 and as Secretary of ADTRAN since December 2002. Mr. Blount is 65.

H. FENWICK HUSS has served as Associate Dean of the J. Mack Robinson College of Business at Georgia State University since 1998. Prior to serving as Associate Dean, Dr. Huss was the Director of the School of Accountancy at Georgia State from 1996 to 1998. He has been a member of the School of Accountancy faculty since 1989. He also served on the faculty of the University of Maryland as an assistant professor from 1983 to 1989, and is a visiting professor at the Universite Paris 1 Pantheon-Sorbonne. Dr. Huss was elected to our Board of Directors in October 2002. Dr. Huss is 53.

WILLIAM L. MARKS has served as Chairman of the Board and Chief Executive Officer of Whitney Holding Corp., the holding company for Whitney National Bank of New Orleans, since 1990, and served in various executive and management capacities with AmSouth Bank, N.A. from 1984 to 1990. Mr. Marks currently serves as a director of CLECO Corporation and CLECO Power, LLC. Mr. Marks has served as a director of ADTRAN since 1993. Mr. Marks is 60.

ROY J. NICHOLS has served as Chairman of the Board of Torch Concepts, Inc., a software development company specializing in business intelligence applications, since January 2000, and as its Chief Executive Officer since August 2000. He served as Vice Chairman of the Board, President and Chief Technical Officer of Nichols Research Corporation (a defense and information systems company), where he worked from 1976 until its merger with Computer Sciences Corporation in November 1999. Mr. Nichols also serves as a director of Sparta, Inc. and Applied Genomics, Inc. Mr. Nichols has served as a director of ADTRAN since 1994. Mr. Nichols is 65.

Information Regarding Directors Emeritus

Set forth below is certain information as of January 31, 2004, regarding our two directors emeritus, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

LONNIE S. MCMILLIAN is one of the co-founders of ADTRAN and currently serves as a director emeritus. Mr. McMillian served as our Secretary and director from 1986 to December 2002. Mr. McMillian served as Senior Vice President of ADTRAN from January 1996 until his retirement in June 2001. Mr. McMillian served as our Vice President – Engineering from January 1986 until August 1996 and as our Treasurer from January 1986 to January 1997. Mr. McMillian is 75.

JAMES L. NORTH is an attorney with James L. North & Associates in Birmingham, Alabama and has been counsel to ADTRAN since its incorporation in November 1985. Mr. North has been a practicing attorney since 1965. Mr. North currently serves as a director emeritus and served as a director of ADTRAN from 1993 to December 2002. Mr. North is 67.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2003, the Board of Directors held seven meetings and the Audit Committee held ten meetings. The Compensation Committee held three meetings in 2003 and the Nominating and Corporate Governance Committee held one meeting. No director attended less than 75% of the aggregate of meetings of the Board of Directors and meetings of the committees of which he is a member. In addition, all of the directors, as well as director emeritus Lonnie McMillian, attended the 2003 Annual Meeting of Shareholders on April 10, 2003.

The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by us to the public or any governmental body; (ii) our compliance with legal and regulatory requirements; (iii) our systems of internal controls regarding finance, accounting and legal compliance that have been established by management and the Board; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; and (vi) our auditing, accounting, and financial reporting processes generally. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. In connection with its responsibilities, the Board has delegated to the Audit Committee the authority to select and hire our independent auditors and determine their fees and retention terms. The Audit Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Audit Committee is composed of W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols, each of whom is independent under Nasdaq listing standards. The Board has determined that Dr. Huss is an audit committee financial expert.

The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and Chief Executive Officer and assisting the Board in discharging its responsibilities regarding the compensation of our other executive officers. In addition, the Compensation Committee is responsible for administering our Amended and Restated 1996 Employees Incentive Stock Option Plan and our Amended and Restated 1995 Directors Stock Option Plan. The Compensation Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Compensation Committee is composed of W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols, each of whom is independent under Nasdaq listing standards.

The Nominating and Corporate Governance Committee is responsible for assisting the Board in identifying and attracting highly qualified individuals to serve as directors of ADTRAN and selecting director nominees and recommending them to the Board for election at annual meetings of stockholders. The Nominating and Corporate Governance Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Nominating and Corporate Governance Committee is composed of W. Frank Blount, William L. Marks and Roy J. Nichols, each of whom is independent under Nasdaq listing standards.

Nomination of Directors

As provided in its charter, the Nominating and Corporate Governance Committee will consider nominations submitted by shareholders. The Nominating and Corporate Governance Committee seeks to create a Board that is as a whole strong in its collective knowledge of, and diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and our company at that time given the then current mix of director attributes.

In accordance with Nasdaq listing standards, we ensure that at least a majority of our Board is independent under the Nasdaq definition of independence, and that the members of the Board as a group maintain the requisite qualifications under Nasdaq listing standards for populating the Audit, Compensation and Nominating and Corporate Governance Committees.

To recommend a nominee, a stockholder should write to the Nominating and Corporate Governance Committee, care of Charlene Little, Assistant Secretary of ADTRAN, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery). Any such recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in our proxy statement for the 2005 Annual Meeting, stockholder recommendations for director must be received by us no later than November 12, 2004. Once we receive the recommendation, we will deliver a questionnaire to the candidate which requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.

All of the current nominees for director recommended for election by the stockholders at the 2004 Annual Meeting are current members of the Board. In evaluating candidates for director, the Committee uses the qualifications described above, and evaluates stockholder candidates in the same manner as candidates from all other sources. Based on the Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and their performance as directors in 2003, the Committee determined to recommend each director for re-election. The Committee has not received any nominations from stockholders for the 2004 Annual Meeting.

Communications with the Board of Directors

The Board has established a process for shareholders to communicate with members of the Board. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matters, as well as any issues arising under our Code of Business Conduct and Ethics or other matters that you wish to communicate to ADTRAN’s Audit Committee or Board of Directors, you can reach the ADTRAN Board of Directors via email at hotline@adtran.com, by mail at ADTRAN, Inc. Hotline, P.O. Box 5765, Huntsville, Alabama 35814, or by calling the hotline at 1-800-873-1110, extension 6600. A direct link to the email address, as well as the mailing address and the hotline number, can be found on our website at www.adtran.com under the links “Investor Relations – Corporate Governance – Corporate Governance Hotline.”

Director Compensation

Non-employee directors of ADTRAN, including Mr. North, one of our directors emeritus, are paid an annual fee of $10,000, plus $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended by telephone. Mr. McMillian, our other director emeritus, does not receive any directors’ fees. Directors who are employees of ADTRAN receive no directors’ fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

Our non-employee directors, including our directors emeritus, are entitled to participate in our Amended and Restated 1995 Directors Stock Option Plan (the “Directors Plan”). A total of 400,000 shares were initially authorized for issuance under the Directors Plan. As of December 31, 2003, there were a total of 286,000 shares reserved for issuance under the Directors Plan, of which 208,500 shares were subject to outstanding options and 77,500 shares were available for future option grants. The Directors Plan provides for the grant of nonqualified stock options to directors who are not otherwise employees of ADTRAN. As of December 31, 2003, there were five directors and two directors emeritus eligible to participate in the Directors Plan. The Directors Plan is administered by the Board of Directors. Subject to the terms of the Directors Plan, the Board has the authority to determine the terms and provisions of the option agreements, to interpret the provisions of the Directors Plan, to prescribe, amend and rescind any rules and regulations relating to the Directors Plan, and to make all determinations necessary or advisable for the administration of the Directors Plan.

Under the terms of the Directors Plan, an eligible director is granted a nonqualified stock option to purchase 10,000 shares of common stock upon such director’s initial election to the Board, and receives an additional nonqualified stock option to purchase 5,000 shares of common stock as of December 31 of each subsequent calendar year in which the director is still serving as an eligible director. The Directors Plan was amended by the Board of Directors on November 25, 2003, to provide that these grant amounts would not change as a result of the stock split effected December 15, 2003. The options granted under the Directors Plan have a term of ten years, and the exercise price of the options is the fair market value of our common stock on the date of grant. The exercise price may be paid in cash, shares of common stock held for at least six months, or both. The options generally vest as of the first anniversary of the grant date; however, all non-vested options previously granted to an eligible director immediately vest upon such director becoming “Disabled” (as defined in the Directors Plan), upon his death or upon a “Change in Control” of ADTRAN (as defined in the Directors Plan). Generally, unexercised options terminate three months after an optionee ceases serving as a director. However, the post-service exercise period is extended to a year after termination due to “Disability,” and unexercised options terminate immediately if the director is terminated for “Cause” (as defined in the Directors Plan) prior to a “Change in Control.” In addition, if a director dies during service, or during a period following termination of service when his options have not yet terminated as provided above, the director’s beneficiary can exercise the options for up to one year after the date of the director’s death. The options will not be exercisable past their expiration date, however, regardless of the reason for termination of the director’s service. No options may be granted under the Directors Plan more than ten years after its date of adoption. The Directors Plan will terminate on the later of (a) the complete exercise or lapse of the last outstanding option granted under the Directors Plan or (b) the last date upon which options may be granted under the Directors Plan, subject to its earlier termination by the Board at any time.

On December 31, 2003, in accordance with the terms of the Directors Plan, options exercisable for 5,000 shares of common stock were granted to each of Messrs. Anderson, Blount, Huss, Marks, Nichols and North. Mr. McMillian has waived all option grants for which he is eligible under the Directors Plan.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth, for the fiscal years ended December 31, 2003, 2002 and 2001, the total compensation earned by our Chief Executive Officer and each of our five other most highly compensated executive officers who were serving as executive officers as of December 31, 2003 (collectively referred to as the “named executive officers”). For information regarding the various factors considered by the Compensation Committee and the Board of Directors in determining the compensation of the Chief Executive Officer and, generally, our other executive officers, see “Compensation Committee Report on Executive Compensation” below.

TABLE 1: SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary (1)	Bonus (2)	All Other Compensation (3)	Securities Under-Lying Options (#)(4)
Mark C. Smith Chairman of the Board and Chief Executive Officer	2003 2002 2001	$332,308 284,865 308,288	$312,832 -0- -0-	$6,000 6,000 5,100	-0- -0- -0-
Howard A. Thrailkill President and Chief Operating Officer	2003 2002 2001	$327,115 280,558 303,519	$307,944 -0- -0-	$6,000 6,000 5,100	220,626 222,500 150,000
Steven L. Harvey Vice President – Competitive Service Provider and Enterprise Networks Sales	2003 2002 2001	$193,154 168,312 180,272	$393,118 197,178 309,224	$6,000 6,000 5,100	248,636 139,502 80,000
Robert A. Fredrickson Vice President – Carrier Networks Sales	2003 2002 2001	$193,154 185,602 185,816	$365,557 158,013 140,339	$6,000 6,000 5,100	251,004 132,000 80,000
Thomas R. Stanton Senior Vice President and General Manager, Carrier Networks	2003 2002 2001	$285,577 246,096 265,365	$268,840 -0- -0-	$6,000 6,000 5,100	550,000 205,500 120,000
Danny J. Windham Senior Vice President and General Manager, Enterprise Networks	2003 2002 2001	$285,577 246,096 265,365	$268,840 -0- -0-	$6,000 6,000 5,100	460,400 560,400 482,400

(1)	Includes amounts deferred at the election of the executive officers pursuant to our Section 401(k) retirement plan and our deferred compensation plan.

(2)	Includes amounts paid pursuant to the management incentive bonus program for fiscal 2003 and earned as commissions on sales, as well as amounts deferred at the election of the executive officers pursuant to our deferred compensation plan. No bonuses were awarded in fiscal 2001 or 2002; consequently, amounts indicated for 2001 and 2002 consist solely of commissions on sales.

(3)	Consists of ADTRAN’s contributions to the executive officers’ Section 401(k) retirement plan accounts.

(4)	All share amounts have been adjusted to reflect the stock split effected December 15, 2003.

Option	Grants

The following table sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended December 31, 2003. Included in such information, in accordance with the rules and regulations of the SEC, is the potential realizable value of each option granted, calculated using the 5% and 10% option pricing model.

TABLE 2: OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (1)	Expiration Date (2)	5% ($)	10% ($)
Mark C. Smith	-0-		—	—	—	—	—
Howard A. Thrailkill	5,000	(4)	0.7%	$32.265	11/25/13	$101,456	$257,111
Steven L. Harvey	18,000	(5)	2.5%	$32.265	11/25/13	$365,243	$925,598
Robert A. Fredrickson	18,000	(5)	2.5%	$32.265	11/25/13	$365,243	$925,598
Thomas R. Stanton	35,000	(5)	4.9%	$32.265	11/25/13	$710,195	$1,799,774
Danny J. Windham	35,000	(5)	4.9%	$32.265	11/25/13	$710,195	$1,799,774

(1)	The exercise price of an option may be paid in cash, by delivery of already owned shares of our common stock held for at least six months or by a combination of the above, subject to certain conditions.

(2)	The options were granted for a term of 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment or change of control of ADTRAN.

(3)	Amounts represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised and the underlying shares are sold. The closing price of our common stock on March 1, 2004, the record date, was $33.85 per share.

(4)	The indicated number of options were granted to Mr. Thrailkill on November 25, 2003 pursuant to the Amended and Restated 1996 Employees Incentive Stock Option Plan. The options vest 100% on the first anniversary of the date of grant.

(5)	The indicated number of options were granted to the executive on November 25, 2003 pursuant to the Amended and Restated 1996 Employees Incentive Stock Option Plan. The options vest 25% per year beginning on the first anniversary of the date of grant, until fully vested.

Option Exercises

The following table sets forth option exercises by the named executive officers during the fiscal year ended December 31, 2003, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of December 31, 2003 and (ii) the respective value for “in-the-money” options, which represents the positive spread between the exercise price of existing options and the fair market value of our common stock at December 31, 2003.

TABLE 3: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of the Unexercised In- the-Money Options at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark C. Smith	-0-	—	—	—	—	—
Howard A. Thrailkill	606,874	$10,319,954	2	220,624	$45	$4,097,908
Steven L. Harvey	213,866	3,524,746	103,636	145,000	1,501,793	2,434,325
Robert A. Fredrickson	188,248	2,167,414	106,004	145,000	1,625,126	2,434,325
Thomas R. Stanton	52,500	698,513	331,500	218,500	5,983,737	3,535,073
Danny J. Windham	135,000	957,887	241,900	218,500	4,290,408	3,535,073

Change of Control Arrangements

The Board of Directors adopted a Management Incentive Bonus Program for fiscal year 2003 (the “2003 Bonus Program”), pursuant to which incentive bonuses were paid for 2003 to certain executive officers, including the Named Executive Officers. The 2003 Bonus Program provides for the payment of bonuses calculated pursuant to a formula based on the achievement of targeted levels of earnings per share for the 2003 fiscal year. For fiscal year 2004, the Board of Directors adopted Management Incentive Bonus Programs for (i) the Chief Executive Officer, Chief Operating Officer and Senior Vice Presidents and (ii) the Corporate Vice Presidents (collectively, the “2004 Bonus Program”), which provide for a similar calculation of bonuses based on targeted earnings per share for fiscal 2004. Both the 2003 Bonus Program and the 2004 Bonus Program provide that in the event of a change in control, or certain events indicating an imminent change in control, of ADTRAN, as determined under the 1996 Employees Incentive Stock Option Plan, each participant in the program will receive immediate payment of a bonus in an amount not less than that which would otherwise be earned by the participant if the minimum level of earnings per share were achieved under the program, or such greater amount as the Board of Directors determines.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2003, which include:

•	ADTRAN, Inc. Amended and Restated 1996 Employees Incentive Stock Option Plan, as amended

•	ADTRAN, Inc. Amended and Restated 1995 Directors Stock Option Plan, as amended

•	ADTRAN, Inc. 1986 Employee Incentive Stock Option Plan, as amended

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))	(d) Total of Securities Reflected in Columns (a) and (c)
Equity Compensation Plans Approved by Stockholders	7,063,657	$14.54	4,823,750	11,887,407
Equity Compensation Plans Not Approved by Stockholders	—	0.00	—	—

TOTAL	7,063,657	$14.54	4,823,750	11,887,407

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This Report of the Compensation Committee of the Board of Directors on Executive Compensation discusses the methods that were used to determine executive compensation for the fiscal year ended December 31, 2003. The report specifically reviews the methods employed in setting the compensation of our Chairman of the Board and Chief Executive Officer (the “Chief Executive Officer”) and generally with respect to all executive officers.

For 2003, the compensation of our Chief Executive Officer was determined by the Compensation Committee and the Board of Directors without any reference to quantitative measures of individual or company performance but based instead solely on a subjective evaluation of the performance of the Chief Executive Officer and ADTRAN.

The compensation paid to our other executive officers for 2003 was determined by the Chief Executive Officer in his discretion and was recommended by him to the Compensation Committee and the full Board for approval. Similar to the determination of the Chief Executive Officer’s compensation, the Chief Executive Officer based the compensation levels of the other executive officers not on any quantitative measures of individual or company performance but upon his subjective evaluation of the performance of the individual executive officers and ADTRAN. The Compensation Committee and the full Board approved the recommendations of the Chief Executive Officer with regard to the 2003 compensation of each of our other executive officers.

In 2003, the Board of Directors adopted a management incentive bonus program for fiscal year 2003 (the “Bonus Program”) for certain of our executive officers. Candidates for bonuses in fiscal 2003 were selected by our Chief Executive Officer or Chief Operating Officer and were recommended to the Board for approval. Bonuses granted under the Bonus Program were determined by a formula based on targeted increases in our per share after tax earnings for the fiscal year. The bonuses disclosed in Table 1 for 2003 represent the bonuses earned by the Named Executive Officers pursuant to the Bonus Program as a result of the achievement of specified earnings per share targets.

Limitations on the Deductibility of Executive Compensation

Pursuant to the Omnibus Budget Reconciliation Act of 1993, certain non-performance-based compensation in excess of $1,000,000 to executives of public companies is no longer deductible to these companies. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 compensation threshold. In this regard, the Compensation Committee must determine whether any actions with respect to this new limit should be taken by ADTRAN. Our executive compensation for 2003 did not exceed the legal limitations. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

Compensation Committee:

Williams L. Marks, Chairman W. Frank Blount H. Fenwick Huss Roy J. Nichols

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James L. North, a partner in the law firm of James L. North & Associates, is one of our directors emeritus and as of December 31, 2003, beneficially owned 191,000 shares of our common stock. We paid James L. North & Associates fees of $120,000 for legal services rendered to us during 2003. All bills for services rendered by James L. North & Associates are reviewed and approved by our Chief Financial Officer. We believe that the fees for such services are comparable to those charged by other firms for services rendered to us.

For fiscal year 2003, we received payments, directly and indirectly, from BellSouth Corporation in the amount of approximately $22.8 million for products supplied to BellSouth. We also paid to BellSouth $566,938 for services provided by BellSouth to us. Richard A. Anderson, one of our directors, is the President – Customer Markets of BellSouth.

STOCK PERFORMANCE GRAPH

Our common stock began trading on the Nasdaq National Market on August 9, 1994. The price information reflected for our common stock in the following performance graph and accompanying table represents the closing sales prices of the common stock for the period from December 31, 1997 through December 31, 2003 on an annual basis. The graph and the accompanying table compare the cumulative total stockholders’ return on our common stock with the Nasdaq Telecommunications Index and the Nasdaq US Index. The calculations in the following graph and table assume that $100 was invested on December 31, 1997 in each of our common stock, the Nasdaq Telecommunications Index and the Nasdaq US Index and also assume dividend reinvestment. The closing sale price of our common stock on the Nasdaq National Market was $33.85 per share on March 1, 2004.

Comparison Of Cumulative Total Return

Among ADTRAN, the Nasdaq Telecommunications Index and the Nasdaq US Index

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
ADTRAN, Inc.	$100.00	$280.89	$116.04	$139.36	$179.66	$355.42

Nasdaq Telecommunications Index	$100.00	$246.46	$111.68	$70.94	$47.81	$84.77

Nasdaq US Index	$100.00	$186.20	$126.78	$96.96	$68.65	$108.18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and on information provided by the reporting persons, we believe that during the fiscal year ended December 31, 2003, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements, except that James L. North filed one Form 4 reporting one transaction after the due date of the Form.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of ADTRAN’s financial reporting. In February 2004, our Board of Directors adopted an updated Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is filed as an appendix to this Proxy Statement.

The Audit Committee held ten meetings during the fiscal year ended December 31, 2003. Representatives of PricewaterhouseCoopers LLP, our independent auditors, attended each meeting. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the fiscal year ended December 31, 2003 and our unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2003. The Audit Committee reviewed and discussed key corporate processes and the related adequacy of controls, with the objective of improving financial integrity and reporting accuracy. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2003 and determined to engage PricewaterhouseCoopers LLP as the independent auditors of ADTRAN for the fiscal year ending December 31, 2004.

Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Audit Committee:

Roy J. Nichols, Chairman W. Frank Blount H. Fenwick Huss William L. Marks

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of PricewaterhouseCoopers LLP to serve as our independent auditors for the fiscal year ending December 31, 2004, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has served as our independent auditors since 1986 and is considered by our Audit Committee to be well qualified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors and the Board unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP as of or for the fiscal years ended December 31, 2003 and 2002 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	Fiscal Year 2003 (in thousands)	Fiscal Year 2002 (in thousands)
Audit Fees	$385,220	$261,320
Audit-Related Fees	48,200	57,800
Tax Fees	367,530	155,390
All Other Fees	0	0

Total	$800,950	$474,510

Audit Fees for the fiscal years ended December 31, 2003 and 2002 were for professional services rendered for the audits of our annual consolidated financial statements, quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q and the statutory audit of the financial statements of a foreign subsidiary.

Audit-Related Fees as of the fiscal years ended December 31, 2003 and 2002 were for services associated with the audit of our 401(k) plan, Sarbanes-Oxley Section 404 readiness procedures and various consultations related to accounting matters.

Tax Fees as of the fiscal years ended December 31, 2003 and 2002 were for services related to tax compliance, income tax authority audit support, assistance with tax accounting method changes and preparation of international tax returns.

All Other Fees were $0 as of the fiscal years ended December 31, 2003 and 2002.

None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Commencing in May 2003, with the effectiveness of new rules adopted under the Sarbanes-Oxley Act of 2002, the Audit Committee established a practice of pre-approving all services provided by PricewaterhouseCoopers LLP. In October 2003, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided to us by PricewaterhouseCoopers LLP. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that may not be performed; and sets forth pre-approval requirements for all permitted services.

Under the policy, a schedule is presented annually to the Audit Committee outlining the types of services that are likely to be performed during the year. The Audit Committee, based upon the guidelines in the policy, selects the services from that schedule that will be generally pre-approved and attaches the list of services as an appendix to the policy. The Audit Committee then sets an annual aggregate fee limitation for all of the generally pre-approved services. For fiscal year 2003, that limit was set at $30,000. Any fees for the generally pre-approved services that exceed this aggregate fee limit must be specifically pre-approved. In addition, any services not on the list of general pre-approved services must be specifically pre-approved.

Each member of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval, in the event that the full Audit Committee is not available. Any member of the Audit Committee who provides specific pre-approval must report such approval to the Audit Committee at its next meeting. To ensure compliance with the policy, a detailed report outlining all fees incurred year-to-date for services provided by PricewaterhouseCoopers LLP is presented to the Audit Committee on a quarterly basis.

STOCKHOLDERS’ PROPOSALS FOR 2005 ANNUAL MEETING

Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 2005 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by us at our executive offices in Huntsville, Alabama, on or before November 12, 2004, to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must comply with Rule 14a-8 under the Exchange Act and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on our books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership as required by Rule 14a-8, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the SEC. Stockholder nominations must comply with the procedures set forth above under “Nomination of Directors.”

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of ADTRAN.

By Order of the Board of Directors.

Mark C. Smith Chairman of the Board and Chief Executive Officer

Huntsville, Alabama

March 12, 2004

Our 2003 Annual Report, which includes audited financial statements, has been mailed to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

ADTRAN, INC.

1.	Purpose

The Audit Committee (the “Committee”) of the Board of Directors of ADTRAN, Inc. (the “Company”) shall assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by the Company to the public or any governmental body; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s systems of internal controls regarding finance, accounting and legal compliance that have been established by management and the Board; (iv) the qualifications and independence of the Company’s independent auditors; (v) the performance of the Company’s internal audit function and independent auditors; and (vi) the Company’s auditing, accounting, and financial reporting processes generally. To this end, the Committee will maintain free and open communication with the Board, the independent auditors, the Company’s internal auditor and financial management of the Company. The Committee will also prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be filed in the Company’s annual proxy statement. Consistent with its functions, the Committee will encourage continuous improvement of, and will foster adherence to, the Company’s policies, procedures and practices at all levels.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section 5 of this Charter.

As an oversight body, the Committee does not have responsibility for day-to-day operations and financial reporting. The Company’s financial statements are the responsibility of management. The independent auditors are responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position of the Company.

2.	Composition and Organization

The Committee will consist of three or more directors as determined by the Board, each of whom must be an “independent director,” as defined by applicable listing standards of The Nasdaq Stock Market Inc. (“Nasdaq”) and as may be modified or defined by the Securities and Exchange Commission (“SEC”) pursuant to its rule-making authority under the Securities Exchange Act of 1934, as amended. Members of the Committee shall be appointed by the full Board at a Board meeting immediately following the annual meeting of shareholders and shall serve one year terms. The members of the Committee may be removed by the Board at any time with or without cause. Upon the removal or resignation of a member, the full Board may appoint a successor to serve the remainder of the unexpired term. Unless a chairman of the Committee (the “Chair”) is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee shall have the power to create subcommittees with such powers as the Committee shall from time to time confer.

3.	Qualifications

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Chair must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities or other experience as required by applicable law. In addition, the Committee will comply with the “audit committee financial expert” requirements set forth in applicable rules and regulations of the SEC and Nasdaq.

4.	Meetings

The Committee will meet at least four times annually. As part of its job to foster open communication, the Committee will meet at least quarterly with management, the internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee will meet with the independent auditors and management quarterly to review the Company’s financials, consistent with Section 5 below.

5.	Responsibilities and Duties

To fulfill its responsibilities and duties the Committee will:

1.	Document / Report Review

(a)	Review this Charter at least annually and update, as necessary.

(b)	Review any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

(c)	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

(d)	Review with financial management and the independent auditors each Form 10-Q and Form 10-K prior to its filing.

(e)	Discuss with the independent auditors at least annually their internal quality-control procedures and any material issues raised by the most recent peer review.

(f)	Review a formal written statement submitted by the independent auditors to the Company at least annually which delineates all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1.

(g)	Review a report of the independent auditors prior to the filing of the Form 10-K or the release of any audited financial statements of the Company with respect to:

(i)	all critical accounting policies and practices used;

(ii)	all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(iii)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

(h)	Review with management, including both the Chief Executive Officer and Chief Financial Officer: (i) on a quarterly basis, the report of the Disclosure Controls Committee and the internal control system, and (ii) on an annual basis, the internal control report to be filed with the Company’s annual report on Form 10-K.

(i)	Prepare (or cause to be prepared) the report of the Committee to be included in the Company’s annual proxy statement.

2.	Independent Auditors and Other Advisors

(a)	Select and hire the independent auditors, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the independent auditors all disclosed relationships the independent auditors have with the Company to determine the independent auditors’ objectivity and independence, consistent with Independence Standards Board Standard No. 1.

(b)	Have the sole power to approve the independent auditors’ fees.

(c)	Approve all audit and non-audit services provided by the independent auditors, prior to the Company’s receipt of such services. All approved non-audit services shall be disclosed in the Company’s periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

(d)	Review and evaluate the qualifications, performance and independence of the independent auditors; when circumstances warrant, discharge the independent auditors; and nominate independent auditors for stockholder approval in the Company’s annual proxy statement. The independent auditors will be accountable to the Board and the Committee, as representatives of the stockholders of the Company.

(e)	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

(f)	Set clear hiring policies for employees or former employees of the independent auditors, including the requirement that no person be hired as Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or any equivalent position if such person was employed by the independent auditors and participated in any capacity in the audit of the Company during the one year period preceding the date of initiation of such audit.

(g)	Hire and determine the fees and other retention terms for legal, accounting and other advisors to the Committee as it sees fit, without Board approval.

3.	Financial Reporting Processes

(a)	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

(b)	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

(c)	In consultation with the independent auditors and the internal auditor, review the integrity of the Company’s internal and external financial reporting processes.

(d)	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

(e)	Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices as suggested by the independent auditors, management or the internal auditing department.

4.	Process Improvement

(a)	Establish regular and separate systems of reporting to the Committee by each of management, the independent auditors and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

(b)	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing department any problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management’s response to the problems or difficulties.

(c)	Review any significant disagreement between management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

(d)	Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

(e)	Report to the Board on a regular basis and forward copies of the minutes of all meetings to the Board.

(f)	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters; and (ii) the confidential anonymous submission by employees of concerns regarding accounting or auditing matters.

(g)	Annually review and evaluate the performance of the Committee.

5.	Legal Compliance

(a)	Review activities, organizational structure, and qualifications of the internal audit department.

(b)	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements and compliance programs and policies.

(c)	Review and discuss the Company’s risk assessment and risk management policies.

(d)	Review and approve all related party transactions.

(e)	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Revocable	COMMON STOCK
Proxy	ADTRAN, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Howard A. Thrailkill and James E. Matthews, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of ADTRAN, Inc. (the “Company”) which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of the Company, to be held at the headquarters of the Company, 901 Explorer Boulevard, Huntsville, Alabama, on the second floor of the East Tower, on Thursday, April 15, 2004, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW-LISTED PROPOSALS

1)	Elect as directors the seven nominees listed below to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

☐	FOR ALL NOMINEES listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Mark C. Smith, Howard A. Thrailkill, Richard A. Anderson, W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols

2)	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated, on the reverse side)

(Continued from the other side)

PROXY—SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Charlene Little, Assistant Secretary of the Company, by executing and delivering to Ms. Little a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

Signature

Signature, if shares held jointly

Date:                                                                                              , 2004

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Do you plan to attend the Annual Meeting? ☐  YES  ☐  NO